As filed with the Securities and Exchange Commission on September 22, 2000.
                                                           Registration No. 333-
          -------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                                 ---------------

                           THERMO ELECTRON CORPORATION
             (Exact name of registrant as specified in its charter)
                                 ---------------

      DELAWARE                                            04-2209186
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046
               (Address of Principal Executive Offices) (Zip Code)

                THERMO TERRATECH INC. DIRECTORS STOCK OPTION PLAN

               THERMO ELECTRON CORPORATION - THERMO TERRATECH INC.
                     NONQUALIFIED STOCK OPTION PLAN (1996)

             THERMO ELECTRON CORPORATION DIRECTORS STOCK OPTION PLAN
                           (THERMO TERRATECH SHARES)

           THERMO TERRATECH INC. DIRECTORS DEFERRED COMPENSATION PLAN

              THERMO TERRATECH INC. NONQUALIFIED STOCK OPTION PLAN

               THERMO ELECTRON CORPORATION - THERMO TERRATECH INC.
                     NONQUALIFIED STOCK OPTION PLAN (1986)

                   THERMO TERRATECH INC. EQUITY INCENTIVE PLAN

          THERMO INSTRUMENT SYSTEMS INC. EMPLOYEES' STOCK PURCHASE PLAN


                           (Full Titles of the Plans)

                          Sandra L. Lambert, Secretary
                           Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02454-9046
                     (Name and Address of Agent for Service)

                                 (781) 622-1000
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                    Seth H. Hoogasian, Esq., General Counsel
                           Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02454-9046

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

                                         Proposed
                                          Maximum           Proposed Maximum
Title of securties       Amount        Offering Price      Aggregate Offering    Amount of
to be registered    to be registered     Per Share                Price       Registration Fee
---------------     ----------------    -----------         ----------------- ----------------
Common Stock,           563,874         $25.095 (2)         $14,150,418.03 (2)     $3,736
$1.00 par value          shares
  per share               (1)


         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of Thermo Electron's common stock as may be issuable in connection with adjustments under the employee benefit plans described herein to reflect certain changes in Thermo Electron's capital structure, including stock dividends or stock splits.

(1) The shares registered hereunder are divided among the various plans set forth below:

Thermo TerraTech Inc. Directors Stock Option Plan: 5,040 shares

Thermo Electron Corporation - Thermo TerraTech Inc. Nonqualified Stock Option Plan (1996): 4,480 shares

Thermo Electron Corporation Directors Stock Option Plan (Thermo TerraTech Shares): 450 shares

Thermo TerraTech Inc. Directors Deferred Compensation Plan: 14,800 shares

Thermo TerraTech Inc. Nonqualified Stock Option Plan: 135,284 shares

Thermo TerraTech Inc. Equity Incentive Plan: 347,482 shares

Thermo Electron Corporation - Thermo TerraTech Inc. Nonqualified Stock Option Plan (1986): 3,900 shares

Thermo Instrument Systems Inc. Employees' Stock Purchase Plan: 52,438 shares

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The calculation of the proposed maximum aggregate offering price has been based upon (1) the registration hereunder of an aggregate of 563,874 shares and (2) the average of the high and low sales prices, $25.25 and $24.94, respectively, of Thermo Electron's common stock on the New York Stock Exchange on September 20, 2000 as reported in the consolidated transaction reporting system.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to the respective participants in the plans registered hereunder pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Thermo Electron is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

         (a) Thermo Electron's Annual Report on Form 10-K for the fiscal year ended January 1, 2000, as amended.

         (b) Thermo Electron's Quarterly Report on Form 10-Q for the quarter ended April 1, 2000.

         (c) Thermo Electron's Quarterly Report on Form 10-Q for the quarter ended July 1, 2000.

         (d) Thermo Electron's Current Reports on Form 8-K filed with the Commission on February 1, 2000, May 2, 2000, June 14, 2000, June 30, 2000, July 11, 2000 and August 3, 2000.

         (e) The description of the common stock which is contained in Thermo Electron's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time.

         (f) The description of Thermo Electron's Preferred Stock Purchase Rights which is contained in Thermo Electron's Registration Statement on Form 8-A filed under the Exchange Act, as such description may be amended from time to time.


         All reports or proxy statements filed by Thermo Electron pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the common stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of Thermo Electron. Mr. Hoogasian is a full-time employee of Thermo Electron, is an officer of Thermo Electron, and owns or has the right to acquire 432,413 shares of common stock and 41,100 shares of the common stock of Thermo Electron's subsidiaries.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law and Thermo Electron's Certificate of Incorporation and By-Laws limit the monetary liability of directors to Thermo Electron and to its stockholders and provide for indemnification of Thermo Electron's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Thermo Electron and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Thermo Electron also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

         Thermo Electron has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries against certain liabilities which might be incurred in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Thermo Electron pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Thermo Electron's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Thermo Electron pursuant to the foregoing provisions, or otherwise, Thermo Electron has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Thermo Electron of expenses incurred or paid by a director, officer or controlling person of Thermo Electron in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Thermo Electron will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Thermo Electron certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 22nd day of September, 2000.

                                   THERMO ELECTRON CORPORATION


                                   By:   /s/ Richard F. Syron
                                         ----------------------------
                                         Richard F. Syron
                                   Its:  President, Chief Executive Officer and
                                         Chairman of the Board of Directors


                                POWER OF ATTORNEY

         Each of the undersigned Directors and Officers of Thermo Electron Corporation hereby appoints Theo Melas-Kyriazi, Kenneth J. Apicerno, Seth H. Hoogasian and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         Signature                  Title                                        Date
         ---------                  -----                                        ----
                                 President, Chief Executive Officer
/s/ Richard F. Syron             and Director (Principal Executive
-------------------------------  Officer)                                  September 22, 2000
Richard F. Syron

                                 Vice President and Chief Financial
/s/ Theo Melas-Kyriazi           Officer (Principal Financial and
-------------------------------- Accounting Officer)                       September 22, 2000
Theo Melas-Kyriazi


/s/ Samuel W. Bodman
-------------------------------  Director                                  September 22, 2000
Samuel W. Bodman


/s/ Peter O. Crisp
-------------------------------- Director                                  September 22, 2000
Peter O. Crisp


/s/ Elias P. Gyftopoulos
-------------------------------  Director                                  September 22, 2000
Elias P. Gyftopoulos



-------------------------------- Director                                  September 22, 2000
Frank Jungers


/s/ Jim P. Manzi
-------------------------------  Director                                  September 22, 2000
Jim P. Manzi



-------------------------------- Director                                  September 22, 2000
Robert A. McCabe


/s/ Hutham S. Olayan
-------------------------------  Director                                  September 22, 2000
Hutham S. Olayan



-------------------------------- Director                                  September 22, 2000
Robert W. O'Leary


                                  EXHIBIT INDEX


                  Exhibit
                  Number            Description
                  ------            -----------

                  5               Opinion of Seth H. Hoogasian, Esq.

                  23.1            Consent of Arthur Andersen LLP

                  23.2            Consent of Seth H. Hoogasian, Esq.
                                  (contained in his opinion filed as Exhibit 5).

                  24 Power of Attorney (see signature pages to this Registration Statement).

                                                                      EXHIBIT 5



                           Thermo Electron Corporation
                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046




                                                             September 22, 2000

Thermo Electron Corporation
81 Wyman Street
Waltham, Massachusetts 02454-9046

Re: Registration Statement on Form S-8 Relating to 563,874 Shares of the Common Stock, $1.00 par value, of Thermo Electron Corporation
         -------------------------------------------------------------

Dear Sirs:

         I am General Counsel to Thermo Electron Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), of 563,874 shares of Thermo Electron's Common Stock, $1.00 par value per share (the "Shares") subject to the stock plans listed on
Schedule 1 hereto (collectively, the "Plans").

         I or a member of my legal staff have reviewed the corporate proceedings taken by Thermo Electron with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of Thermo Electron and have made all investigations of law and have discussed with Thermo Electron's representatives all questions of fact that I have deemed necessary or appropriate.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. Thermo Electron is a corporation validly existing and in corporate good standing under the laws of the State of Delaware.

         2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by Thermo Electron.

         3. The Shares, when issued and sold in accordance with the provisions of the respective Plans, will be validly issued, fully paid and nonassessable.

         This opinion is limited to the applicable provisions of the Delaware Constitution, the General Corporation Law of the State of Delaware ("Delaware Law") and reported judicial decisions interpreting Delaware Law.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                  Very truly yours,



                                                  /s/ Seth H. Hoogasian
                                                  -----------------------
                                                  Seth H. Hoogasian
                                                  General Counsel

                                   SCHEDULE 1


                THERMO TERRATECH INC. DIRECTORS STOCK OPTION PLAN

               THERMO ELECTRON CORPORATION - THERMO TERRATECH INC.
                     NONQUALIFIED STOCK OPTION PLAN (1996)

             THERMO ELECTRON CORPORATION DIRECTORS STOCK OPTION PLAN
                           (THERMO TERRATECH SHARES)

           THERMO TERRATECH INC. DIRECTORS DEFERRED COMPENSATION PLAN

       THERMO TERRATECH INC. NONQUALIFIED AND INCENTIVE STOCK OPTION PLAN

               THERMO ELECTRON CORPORATION - THERMO TERRATECH INC.
                     NONQUALIFIED STOCK OPTION PLAN (1986)

                   THERMO TERRATECH INC. EQUITY INCENTIVE PLAN

          THERMO INSTRUMENT SYSTEMS INC. EMPLOYEES' STOCK PURCHASE PLAN

                                                                  Exhibit 23.1






                    Consent of Independent Public Accountants


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 17, 2000 (except for the matters discussed in Note 17, as to which the date is March 7, 2000), included in Thermo Electron Corporation's Annual Report on Form 10-K for the year ended January 1, 2000, and to all references to our Firm included in this registration statement.


                                                           Arthur Andersen LLP



Boston, Massachusetts
September 21, 2000